UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2012 (May 1, 2012)
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AMERICAN CAPITAL AGENCY CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 1, 2012, American Capital Agency Corp. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”), at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, at 10:00 a.m. (ET). The record date for the Annual Meeting was March 9, 2012. As of the record date, a total of 228,842,970 shares of the Company's common stock, par value $0.01 per share (the “Common Stock”), were entitled to vote at the Annual Meeting. There were 203,522,991 shares present in person or by proxy at the Annual Meeting. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

1.	Election of Directors. The Company's stockholders voted to elect seven (7) Director Nominees to hold office for a term of one (1) year and until his successor is elected and qualified.

Nominee	For	Against	Abstain	Non Votes
Malon Wilkus	97,552,348	4,528,589	979,455	100,462,600
Samuel A. Flax	97,840,863	4,351,332	868,196	100,462,600
Alvin N. Puryear	97,161,831	4,924,609	973,951	100,462,600
Robert M. Couch	99,942,566	2,161,031	956,794	100,462,600
Morris A. Davis	96,770,376	5,326,708	963,307	100,462,600
Randy E. Dobbs	99,743,963	2,315,827	1,000,601	100,462,600
Larry K. Harvey	99,844,254	2,253,972	962,165	100,462,600

2.
Amendment to Certificate of Incorporation to Increase Authorized Shares of Common Stock. The Company's stockholders voted to adopt an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to increase the total authorized number of shares of Common Stock from 300,000,000 to 600,000,000 (the “Charter Amendment”).

For	Against	Abstain
185,180,506	16,213,882	2,128,603

3.
Amendment to Certificate of Incorporation to Increase Authorized Shares of Preferred Stock. The Company's proxy statement described a proposal to amend the Company's Amended and Restated Certificate of Incorporation, as amended, to increase the total authorized number of shares of preferred stock from 10,000,000 to 50,000,000. That proposal was withdrawn from consideration and no vote on that proposal was conducted at the Annual Meeting.

4.
Ratification of appointment of Ernst & Young LLP. The Company's stockholders voted to ratify the appointment of Ernst & Young LLP as the Company's independent public accountant for the year ending December 31, 2012.

For	Against	Abstain
199,743,519	2,281,583	1,497,889

Item 8.01. Other Events.
Following the stockholders' adoption thereof, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware on May 1, 2012 to effect the increased number of authorized shares of Common Stock provided for therein. The Charter Amendment is being filed herewith as Exhibit 3.1 and is incorporated herein by reference.
On May 2, 2012, the Company issued a press release announcing the occurrence of the Common Stock Authorization (as defined therein) and certain related matters with respect to its 8.000% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”). The text of the press release is being filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
On May 2, 2012, Skadden, Arps, Slate, Meagher & Flom LLP delivered to the Company an opinion (the “Opinion”) with respect to the validity of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to the Certificate of Designations of the Series A Preferred Stock (the “Shares”). The Opinion is being filed herewith as Exhibit 5.1, and thereby automatically incorporated by reference into the Company's Registration Statement on Form S-3 (No. 333-170374), in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Shares.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1 hereto).

99.1	Press Release, dated May 2, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL AGENCY CORP.

Dated:	May 2, 2012	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax
Executive Vice President and Secretary